Exhibit 99.1

Company Contact:

Charles R. Daniel, III

Vice President – Finance

(314) 621-0699

Final For Release

Investor Contacts:

Integrated Corporate Relations

Allison Malkin/Jane Thorn Leeson

(203) 682-8225/(646) 277-1223

BAKERS FOOTWEAR REPORTS JULY 2008 AND SECOND QUARTER FISCAL 2008 SALES

Comparable Store Sales Increase 16.7% in July 2008

Comparable Store Sales Increase 6.4% in the Second Quarter Fiscal 2008

ST. LOUIS, Mo. August 7, 2008– Bakers Footwear Group, Inc. (Nasdaq: BKRS), a leading specialty retailer of moderately priced fashion footwear for young women, with 243 stores, today reported net sales for the July 2008 and second quarter fiscal 2008 periods.

For the four-week period ended August 2, 2008, net sales increased $1.4 million or 12.8% to $11.9 million, compared to $10.6 million in the four-week period ended August 4, 2007. Comparable store sales for the four-week fiscal July 2008 period increased 16.7%, compared to a decrease of 20.1% in the same period last year.

For the thirteen-week period ended August 2, 2008, the Company’s second fiscal quarter, net sales increased $1.6 million or 3.8% to $43.6 million, compared to $42.0 million in the thirteen-week period ended August 4, 2007. Comparable store sales for the second quarter increased 6.4%, compared to a decrease of 18.3% in the prior-year period.

Peter Edison, Chairman and Chief Executive Officer of Bakers Footwear Group commented, “We are pleased to report a 16.7% increase in July comparable store sales, marking a fabulous end to the spring season and our second consecutive month of double-digit comparable store sales gains. The Company made great progress in the quarter. We recorded strong regular price sales across all categories of footwear and significantly reduced markdowns while ending the quarter with inventory down from a year ago. As we begin the second half of the year, we expect our performance to continue to improve, given good early sell through rates on fall styles.”

For the twenty-six week year-to-date period ended August 2, 2008, net sales decreased $4.1 million or 4.5% to $87.1 million, compared to $91.2 million in the twenty-six week period ended August 4, 2007. Comparable store sales for the first half of fiscal 2008 decreased 3.1%, compared to a decrease of 13.6% in the first half of last year.

Mr. Edison concluded: “We are managing our business with reduced inventory levels and operating costs compared to a year ago. We believe this in combination with our recent positive sales trend has us poised to achieve improved operating results in the second quarter and throughout the remainder of fiscal 2008. As previously disclosed, we continue to anticipate that we will have adequate liquidity to fund our 2008 business plan and meet our debt covenants. Please see our recent SEC filings for a detailed discussion of these matters.”

About Bakers Footwear Group, Inc.

Bakers Footwear Group, Inc. is a national, mall-based, specialty retailer of distinctive footwear and accessories for young women. The Company’s merchandise includes private label and national brand dress, casual and sport shoes, boots, sandals and accessories. The Company currently operates over 240 stores nationwide. Bakers’ stores focus on women between the ages of 16 and 35. Wild Pair stores offer fashion-forward footwear to both women and men between the ages of 17 and 29.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 27(A) OF THE SECURITIES ACT OF 1933 AND SECTION 21(E) OF THE SECURITIES EXCHANGE ACT OF 1934). BAKERS FOOTWEAR HAS NO DUTY TO UPDATE SUCH STATEMENTS. ACTUAL FUTURE EVENTS AND CIRCUMSTANCES COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THIS STATEMENT DUE TO VARIOUS FACTORS.

FACTORS THAT COULD CAUSE THESE CONDITIONS NOT TO BE SATISFIED INCLUDE INABILITY TO SATISFY DEBT COVENANTS, MATERIAL DECLINES IN SALES TRENDS AND LIQUIDITY, MATERIAL CHANGES IN CAPITAL MARKET CONDITIONS OR IN BAKERS FOOTWEAR’S BUSINESS, PROSPECTS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION, INABILITY TO COMPLY WITH NASDAQ LISTING REQUIREMENTS AND OTHER RISKS AND UNCERTAINTIES, INCLUDING THOSE DETAILED IN BAKERS FOOTWEAR’S MOST RECENT ANNUAL REPORT ON FORM 10-K AND OUR MOST RECENT QUARTERLY REPORT ON FORM 10-Q, INCLUDING THOSE DISCUSSED IN “RISK FACTORS,” IN “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS” AND IN NOTE 2 TO THE FINANCIAL STATEMENTS IN THESE REPORTS, AND IN BAKERS FOOTWEAR’S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.